HF Financial Corp. Reports Earnings of $0.31 per share in Second Fiscal Quarter

An Expanding Margin and Expense Efficiencies Highlight Quarter Results
Declares Regular Quarterly Dividend of $0.1125 per Share

SIOUX FALLS, SD, January 27, 2014 -- HF Financial Corp. (Nasdaq: HFFC) today reported earnings of $2.2 million, or $0.31 per diluted share, for the second quarter of fiscal 2014, compared to $1.0 million, or $0.14 per diluted share, for the first quarter. The net interest margin increased 30 basis points to 2.62% and added $1.0 million to pre-tax earnings in the second quarter relative to the first quarter. Meanwhile, noninterest expenses declined $550,000 relative to the previous quarter.
“Our core operations continue to improve. Margin expansion resulted from higher loan balances over the past six months and a slight uptick in yields on our shorter-term investments,” said Stephen Bianchi, President and Chief Executive Officer. "Credit quality improvements and our investment in sales staffing and technology to enhance sales opportunities also contributed to stronger earnings."
Fiscal Second Quarter Financial Highlights: (at or for the periods ended December 31, 2013, compared to September 30, 2013 and/or December 31, 2012.)

•
Earnings per diluted share for the second fiscal quarter of 2014 were $0.31 compared to $0.14 the previous quarter and $0.15 one year earlier. The increase in earnings in the most recent quarter reflects a stronger net interest margin, net recoveries in loan provisions and lower overhead expenses.

•
The net interest margin expressed on a fully taxable equivalent basis (“NIM, TE”) was 2.66% for the second quarter of 2014 compared to 2.36% the first quarter. Prepayment activity in mortgage-backed securities led to a lower margin in the previous quarter.

•
Gross loans declined slightly to $745.8 million at December 31, 2013, from $760.4 million at September 30, 2013, due in part to seasonal decline in agricultural lending. Relative to the balance of loans at fiscal year-end 2013, loan balances are up by approximately $50.0 million.

•
Deposit balances continued to expand reaching $964.2 million in the second quarter versus $944.3 million in the previous quarter, while interest-bearing deposit costs decreased four basis points compared to the previous quarter.

•	Nonperforming assets remained flat at $21.4 million at December 31, 2013, or 1.71% of total assets.

•
Mortgage banking revenue totaled $1.4 million ($621,000 in gain on sale of loans and $809,000 for net loan servicing income) for the second quarter ended December 31, 2013. The most recent quarter reflects a mortgage servicing rights valuation recovery of approximately $500,000.

•	Total past due loans 30 days or greater declined 30.5% to $1.8 million at December 31, 2013 from $2.5 million at September 30, 2013.

•	Capital levels at December 31, 2013 continued to remain well above the regulatory “well-capitalized” minimum levels:

•	Total risk-based capital to risk-weighted assets was 15.30% versus 14.92% at September 30, 2013.

•	Tier 1 capital to risk-weighted assets was 14.05% versus 13.67% at September 30, 2013.

•	Tier 1 capital to total adjusted assets was 9.42% versus 9.32% at September 30, 2013.

•	The most recent dividend of $0.1125 per share represents the twenty-third consecutive quarter at this level and provides a 3.40% current yield at recent market prices.

•	Tangible book value per share was $13.15 per share at December 31, 2013 compared to $12.92 per share the previous quarter.
“Margin expansion, combined with improved efficiencies, is the foundation of our strategic initiative. Our economic climate is strong in South Dakota with the second lowest unemployment rate in the nation through December 2013. The unemployment rate of our northern neighbor of North Dakota remains the lowest in the nation prompting our interest in opening a loan production office in Fargo, North Dakota in November 2013. We expect lending opportunities to remain stable and our company branding will provide us with a stronger reach into the communities we serve,” stated Bianchi.
Balance Sheet and Asset Quality Review
HF Financial’s total asset base was flat relative to the first quarter, though funding sources reflect more deposit growth. Total assets at December 31, 2013 and September 30, 2013 were $1.25 billion. The loan portfolio reflects a slight decline in residential, commercial, agricultural and consumer balances. Meanwhile, commercial real estate, multi-family and construction lending were up relative to the previous period. Commercial and multi-family real estate loans continue to represent the largest portion of the loan portfolio, totaling 43.6% of the loan portfolio at December 31, 2013.
Total deposits increased to $964.2 million at December 31, 2013 versus $944.3 million at September 30, 2013. Our deposit composition reflected an increase in interest-bearing checking accounts, money market accounts and savings accounts while noninterest-bearing deposits and certificates of deposit decreased. Certificates of deposit represent only 26.8% of total deposits at December 31, 2013.
Borrowings decreased during the second fiscal quarter and were replaced with core deposits. At December 31, 2013, advances from the Federal Home Loan Bank and other borrowings totaled $138.3 million compared to $151.9 million the preceding quarter.
Nonperforming assets ("NPAs"), which include $18.5 million of restructured loans that are in-compliance with their restructured terms and payments due, decreased to $21.4 million at December 31, 2013 from $21.5 million the preceding quarter. At December 31, 2013, NPAs represented 1.71% of total assets. Classified assets totaled $27.5 million at December 31, 2013, compared to $31.0 million at September 30, 2013 and $43.4 million at December 31, 2012. Troubled debt restructurings remained unchanged at $19.7 million at December 31, 2013.
The allowance for loan and lease losses at December 31, 2013, totaled $10.6 million and represented 1.42% of total loans, similar to the percentage at September 30, 2013. For the quarter ended December 31, 2013, recoveries exceeded charge-off activity which, when combined with a reduction in the amount of specific allowance attributed to impaired loans, resulted in a reversal in loan loss allowances and a credit to loan loss provisions. For the second quarter of fiscal 2014, loan charge-offs totaled $212,000 compared to $319,000 the previous quarter and $627,000 for the quarter ended one year earlier.
Tangible common shareholders' equity increased to 7.43% of tangible assets at December 31, 2013, compared to 7.32% at September 30, 2013. The increase was due largely to a higher level of retained earnings. Tangible book value per common share was $13.15 at December 31, 2013, up from $12.92 per share at the end of the previous quarter.
Capital ratios continued to remain well above regulatory requirements with Tier 1 capital to risk-weighted assets of 14.05% at December 31, 2013, while the ratio of Tier 1 capital to total adjusted assets was 9.42%. These regulatory ratios were higher than the required minimum levels of 6.00% and 5.00%, respectively.
Review of Operations
For the quarter ended December 31, 2013, HF Financial's earnings reflect an improved net interest margin, a reversal of mortgage servicing rights impairment and lower overhead expenses. “In the first quarter, our margin reflected accelerated prepayments in our mortgage backed security investments which had a negative impact on our net interest margin. During the second quarter of fiscal 2014, our margin returned to a more normalized level, and we remained positioned for a rise in short-term interest rates,” said Brent Olthoff, Chief Financial Officer and Treasurer.
Net interest income totaled $7.8 million for the second fiscal quarter of 2014 compared to $6.8 million for the first quarter and $7.2 million in the second quarter of fiscal 2013. The NIM, TE was 2.66% for the second quarter compared to 2.36% for the first quarter.
Provisions for losses was a credit for the quarter ended December 31, 2013 of $257,000 compared to a provision of $276,000 for the first quarter and a provision of $128,000 one year earlier.
Gain on the sale of loans declined from previous periods as refinancing activity has shown signs of slowing due to a slight uptick in mortgage rates. Mortgage activity produced $621,000 in gains during the second fiscal quarter compared to $794,000 the preceding quarter and $1.4 million a year ago. Net loan servicing income totaled $809,000 for the quarter compared to $620,000 the first quarter. Fees on deposits totaled $1.6 million for the second quarter of fiscal 2014 versus $1.7 million the first quarter and $1.5 million the second quarter in fiscal 2013. Total noninterest income was $3.9 million for the second fiscal quarter of 2014 compared to $4.2 million in the first quarter, and $3.1 million a year ago.
Noninterest expense decreased to $8.8 million in the second fiscal quarter from $9.3 million the previous quarter. The second quarter reflects less professional fees associated with year-end audit and legal services.
These financial results are preliminary until the Form 10-Q is filed in February 2014.
Quarterly Dividend Declared
The board of directors declared a regular quarterly cash dividend of $0.1125 per common share for the second fiscal quarter 2014. The dividend is payable February 14, 2014 to stockholders of record February 7, 2014.
Use of Non-GAAP Financial Measures
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). “Net Interest Margin, TE” is a non-GAAP financial measure. Information regarding the usefulness of Net Interest Margin, TE appears in the notes to the attached financial statements. The Company believes that the presentation of non-GAAP financial measures will permit investors to assess the Company's core operating results on the same basis as management. Non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. Reconciliation of the non-GAAP measures to the most comparable GAAP measures are set forth in the notes to the attached financial statements.
About HF Financial Corp.
HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As the largest publicly traded savings association headquartered in South Dakota, HF Financial Corp. operates with 27 offices in 18 communities, throughout Eastern South Dakota and Minnesota. HF Financial Corp. recently added a loan production office in Fargo, North Dakota. The Company operates a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. Internet banking is also available at www.homefederal.com and www.infiniabank.com.
This news release and other reports issued by the Company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance. In addition, the Company's management may make forward-looking statements orally to the media, securities analysts, investors or others. These forward-looking statements might include one or more of the following:

•	Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, adequacy of loan loss reserves, tax benefit or other financial items.

•	Descriptions of plans or objectives of management for future operations, products or services, transactions, investments and use of subordinated debentures payable to trusts.

•	Forecasts of future economic performance.

•	Use and descriptions of assumptions and estimates underlying or relating to such matters.
Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “optimism,” “look-forward,” “bright,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.
Forward-looking statements about the Company's expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term environments); deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company's loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; unexpected or continuing claims against the Company's self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company's SEC filings, including but not limited to, its annual report on Form 10-K for the fiscal year ending June 30, 2013, and its subsequent quarterly reports on Form 10-Q.
Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.
CONTACT:     HF Financial Corp.
Stephen Bianchi, President and Chief Executive Officer (605) 333-7556

HF Financial Corp.
Selected Consolidated Operating Highlights
(Dollars in Thousands, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Interest, dividend and loan fee income:
Loans and leases receivable	$8,657	$8,302	$8,804	$16,959	$17,810
Investment securities and interest-earning deposits	1,486	897	1,028	2,383	2,265
	10,143	9,199	9,832	19,342	20,075
Interest expense:
Deposits	1,020	1,016	1,199	2,036	2,605
Advances from Federal Home Loan Bank and other borrowings	1,336	1,407	1,463	2,743	2,952
	2,356	2,423	2,662	4,779	5,557
Net interest income	7,787	6,776	7,170	14,563	14,518
Provision for losses on loans and leases	(257)	276	128	19	(172)
Net interest income after provision for losses on loans and leases	8,044	6,500	7,042	14,544	14,690
Noninterest income:
Fees on deposits	1,587	1,668	1,464	3,255	3,560
Loan servicing income, net	809	620	(450)	1,429	(490)
Gain on sale of loans	621	794	1,411	1,415	2,433
Earnings on cash value of life insurance	207	205	206	412	411
Trust income	210	203	190	413	384
Commission and insurance income	308	323	125	631	319
Gain on sale of securities, net	85	273	—	358	1,822
Other	102	95	106	197	(1,261)
	3,929	4,181	3,052	8,110	7,178
Noninterest expense:
Compensation and employee benefits	5,237	5,490	4,784	10,727	9,715
Occupancy and equipment	1,040	1,042	1,002	2,082	2,071
FDIC insurance	234	207	201	441	411
Check and data processing expense	778	735	762	1,513	1,579
Professional fees	405	726	536	1,131	1,179
Marketing and community investment	306	314	304	620	672
Foreclosed real estate and other properties, net	121	135	206	256	309
Other	657	679	661	1,336	1,341
	8,778	9,328	8,456	18,106	17,277
Income before income taxes	3,195	1,353	1,638	4,548	4,591
Income tax expense	1,025	374	605	1,399	1,481
Net income	$2,170	$979	$1,033	$3,149	$3,110

Basic earnings per common share:	$0.31	$0.14	$0.15	$0.45	$0.44
Diluted earnings per common share:	$0.31	$0.14	$0.15	$0.45	$0.44
Basic weighted average shares:	7,055,312	7,055,020	7,055,591	7,055,166	7,053,380
Diluted weighted average shares:	7,057,233	7,057,438	7,057,261	7,057,211	7,055,133
Outstanding shares (end of period):	7,055,440	7,055,020	7,054,875	7,055,440	7,054,875
Number of full-service offices	27	27	28

HF Financial Corp.
Consolidated Statements of Financial Condition
(Dollars in Thousands, except share data)

	December 31, 2013	June 30, 2013
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$26,188	$21,352
Investment securities available for sale	396,468	424,481
Investment securities held to maturity	15,593	—
Correspondent bank stock	7,031	8,936
Loans held for sale	3,969	9,169

Loans and leases receivable	745,795	695,771
Allowance for loan and lease losses	(10,605)	(10,743)
Loans and leases receivable, net	735,190	685,028

Accrued interest receivable	6,446	5,301
Office properties and equipment, net of accumulated depreciation	13,568	13,853
Foreclosed real estate and other properties	320	564
Cash value of life insurance	20,309	19,965
Servicing rights, net	11,365	10,987
Goodwill and intangible assets, net	4,883	4,938
Other assets	13,028	12,938
Total assets	$1,254,358	$1,217,512
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits	$964,186	$898,761
Advances from Federal Home Loan Bank and other borrowings	138,323	167,163
Subordinated debentures payable to trusts	24,837	24,837
Advances by borrowers for taxes and insurance	15,022	12,595
Accrued expenses and other liabilities	14,293	16,885
Total liabilities	1,156,661	1,120,241
Stockholders' equity
Preferred stock, $.01 par value, 500,000 shares authorized, none outstanding	—	—
Series A Junior Participating Preferred Stock, $1.00 stated value, 50,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 9,138,895 and 9,138,475 shares issued at December 31, 2013 and June 30, 2013, respectively	91	91
Additional paid-in capital	46,135	46,096
Retained earnings, substantially restricted	87,828	86,266
Accumulated other comprehensive (loss), net of related deferred tax effect	(5,460)	(4,285)
Less cost of treasury stock, 2,083,455 shares at December 31, 2013 and June 30, 2013	(30,897)	(30,897)
Total stockholders' equity	97,697	97,271
Total liabilities and stockholders' equity	$1,254,358	$1,217,512

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Allowance for Loan and Lease Loss Activity	Three Months Ended			Six Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Balance, beginning	$10,763	$10,743	$10,809	$10,743	$10,566
Provision charged to income	(257)	276	128	19	(172)
Charge-offs	(212)	(319)	(627)	(531)	(1,030)
Recoveries	311	63	470	374	1,416
Balance, ending	$10,605	$10,763	$10,780	$10,605	$10,780

Asset Quality	December 31, 2013	September 30, 2013	December 31, 2012
Nonaccruing loans and leases	$21,110	$21,258	$15,980
Accruing loans and leases delinquent more than 90 days	—	40	209
Foreclosed assets	320	226	890
Total nonperforming assets	$21,430	$21,524	$17,079

General allowance for loan and lease losses	$9,112	$8,806	$8,064
Specific impaired loan valuation allowance	1,493	1,977	2,716
Total allowance for loans and lease losses	$10,605	$10,783	$10,780

Ratio of nonperforming assets to total assets at end of period (1)	1.71%	1.72%	1.40%
Ratio of nonperforming loans and leases to total loans and leases at end of period (2)	2.83%	2.80%	2.39%
Ratio of net charge-offs (recoveries) to average loans and leases for the year-to-date period (3)	0.04%	0.14%	(0.11)%
Ratio of allowance for loan and lease losses to total loans and leases at end of period	1.42%	1.42%	1.59%
Ratio of allowance for loan and lease losses to nonperforming loans and leases at end of period (2)	50.24%	50.54%	66.59%
_____________________________________________
(1) Nonperforming assets include nonaccruing loans and leases, accruing loans and leases delinquent more than 90 days and foreclosed assets.
(2) Nonperforming loans and leases include both nonaccruing and accruing loans and leases delinquent more than 90 days.
(3) Percentages for the six months ended December 31, 2013 and December 31, 2012 and the three months ended September 30, 2013 have been annualized.

Troubled Debt Restructuring Summary	December 31, 2013	September 30, 2013	December 31, 2012
Nonaccruing troubled debt restructurings-non-compliant (1)(2)	$4	$140	$223
Nonaccruing troubled debt restructurings-compliant (1)(2)(3)	18,481	18,307	8,643
Accruing troubled debt restructurings (4)	1,245	1,266	1,300
Total troubled debt restucturings	$19,730	$19,713	$10,166
______________________________________________
(1) Non-compliant and compliant refer to the terms of the restructuring agreement.
(2) Balances are included in nonaccruing loans as part of nonperforming loans.
(3) Interest received but applied to the principal balance was $349, $198, and $110, for the respective quarters.
(4) None of the loans included are 90 days past due and are not included in the nonperforming loans.

HF Financial Corp.
Selected Capital Composition Highlights
(Unaudited)

	December 31, 2013	September 30, 2013	June 30, 2013
Common stockholder's equity before OCI (1) to consolidated assets	8.26%	8.17%	8.37%
OCI components to consolidated assets:
Net changes in unrealized (losses) gains on securities available for sale	(0.22)	(0.23)	(0.11)
Net unrealized losses on defined benefit plan	(0.16)	(0.16)	(0.16)
Net unrealized losses on derivatives and hedging activities	(0.06)	(0.07)	(0.08)
Goodwill and intangible assets, net to consolidated assets	(0.39)	(0.39)	(0.41)
Tangible common equity to tangible assets	7.43%	7.32%	7.61%

Tangible book value per common share (2)	$13.15	$12.92	$13.09

Tier I capital (to adjusted total assets) (3)	9.42%	9.32%	9.56%
Tier I capital (to risk-weighted assets) (3)	14.05	13.67	14.58
Total risk-based capital (to risk-weighted assets) (3)	15.30	14.92	15.83
______________________________________________
(1) Accumulated other comprehensive income (loss).
(2) Common equity reduced by goodwill and intangible assets, net and divided by number of shares of outstanding common stock.
(3) Capital ratios for Home Federal Bank.

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Loan and Lease Portfolio Composition
	December 31, 2013		June 30, 2013
	Amount	Percent	Amount	Percent
Residential:
One-to four-family	$47,063	6.3%	$46,738	6.7%
Construction	3,255	0.4	2,360	0.4
Commercial:
Commercial business (1)	65,802	8.8	75,555	10.9
Equipment finance leases	1,061	0.2	1,633	0.2
Commercial real estate:
Commercial real estate	261,569	35.1	239,057	34.4
Multi-family real estate	63,632	8.5	49,217	7.1
Construction	32,731	4.4	12,879	1.8
Agricultural:
Agricultural real estate	82,321	11.0	77,334	11.1
Agricultural business	105,580	14.2	100,398	14.4
Consumer:
Consumer direct	19,401	2.6	21,219	3.1
Consumer home equity	60,066	8.1	66,381	9.5
Consumer overdraft & reserve	3,312	0.4	2,995	0.4
Consumer indirect	2	—	5	—
Total (2)	$745,795	100.0%	$695,771	100.0%
_________________________________________________
(1) Includes $1,774 and $2,024 tax exempt leases at December 31, 2013 and June 30, 2013, respectively.
(2) Exclusive of undisbursed portion of loans in process and net of deferred loan fees and discounts.

Deposit Composition
	December 31, 2013		June 30, 2013
	Amount	Percent	Amount	Percent
Noninterest-bearing checking accounts	$156,339	16.2%	156,896	17.5%
Interest-bearing checking accounts	147,743	15.3	151,359	16.8
Money market accounts	232,073	24.1	212,817	23.7
Savings accounts	169,994	17.6	115,573	12.9
In-market certificates of deposit	230,987	24.0	239,521	26.6
Out-of-market certificates of deposit	27,050	2.8	22,595	2.5
Total deposits	$964,186	100.0%	$898,761	100.0%

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Three Months Ended
	December 31, 2013		September 30, 2013
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$761,491	4.51%	$726,345	4.53%
Investment securities(2)(3)	419,335	1.41	434,369	0.82
Total interest-earning assets	1,180,826	3.41%	1,160,714	3.14%
Noninterest-earning assets	74,250		72,158
Total assets	$1,255,076		$1,232,872
Interest-bearing liabilities:
Deposits:
Checking and money market	$363,665	0.26%	$347,036	0.27%
Savings	153,448	0.25	110,970	0.20
Certificates of deposit	269,476	1.01	271,864	1.06
Total interest-bearing deposits	786,589	0.51	729,870	0.55
FHLB advances and other borrowings	155,341	2.51	188,067	2.22
Subordinated debentures payable to trusts	24,837	5.64	24,837	5.64
Total interest-bearing liabilities	966,767	0.97%	942,774	1.02%
Noninterest-bearing deposits	164,215		163,785
Other liabilities	27,350		30,359
Total liabilities	1,158,332		1,136,918
Equity	96,744		95,954
Total liabilities and equity	$1,255,076		$1,232,872
Net interest spread(4)		2.44%		2.12%
Net interest margin(4)(5)		2.62%		2.32%
Net interest margin, TE(6)		2.66%		2.36%
Return on average assets(7)		0.69%		0.32%
Return on average equity(8)		8.90%		4.05%
_____________________________________

(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the three months ended December 31, 2013 and September 30, 2013 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Six Months Ended
	December 31, 2013		December 31, 2012
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$743,919	4.52%	$701,287	5.04%
Investment securities(2)(3)	426,852	1.11	379,809	1.18
Total interest-earning assets	1,170,771	3.28%	1,081,096	3.68%
Noninterest-earning assets	73,331		81,119
Total assets	$1,244,102		$1,162,215
Interest-bearing liabilities:
Deposits:
Checking and money market	$355,357	0.26%	$346,982	0.37%
Savings	132,209	0.23	111,366	0.26
Certificates of deposit	270,665	1.03	275,963	1.30
Total interest-bearing deposits	758,231	0.53	734,311	0.70
FHLB advances and other borrowings	171,706	2.35	139,328	2.99
Subordinated debentures payable to trusts	24,837	5.64	27,837	6.08
Total interest-bearing liabilities	954,774	0.99%	901,476	1.22%
Noninterest-bearing deposits	163,989		132,053
Other liabilities	28,948		30,370
Total liabilities	1,147,711		1,063,899
Equity	96,391		98,316
Total liabilities and equity	$1,244,102		$1,162,215
Net interest spread(4)		2.29%		2.46%
Net interest margin(4)(5)		2.47%		2.66%
Net interest margin, TE(6)		2.51%		2.70%
Return on average assets(7)		0.50%		0.53%
Return on average equity(8)		6.48%		6.27%
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(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the six months ended December 31, 2013 and December 31, 2012 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Age Analysis of Past Due Loans and Leases Receivables
(Dollars in Thousands)
(Unaudited)

December 31, 2013	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$—	$—	$162	$162	$46,901	$—	$162	$162
Construction	—	—	—	—	3,255	—	—	—
Commercial:
Commercial business	254	—	51	305	65,497	—	3,919	3,919
Equipment finance leases	—	—	—	—	1,061	—	—	—
Commercial real estate:
Commercial real estate	102	199	55	356	261,213	—	1,051	1,051
Multi-family real estate	—	—	27	27	63,605	—	27	27
Construction	—	—	—	—	32,731	—	—	—
Agricultural:
Agricultural real estate	217	—	—	217	82,104	—	11,208	11,208
Agricultural business	6	—	—	6	105,574	—	3,634	3,634
Consumer:
Consumer direct	42	1	5	48	19,353	—	5	5
Consumer home equity	116	27	495	638	59,428	—	1,104	1,104
Consumer OD & reserve	4	—	—	4	3,308	—	—	—
Consumer indirect	—	—	—	—	2	—	—	—
Total	$741	$227	$795	$1,763	$744,032	$—	$21,110	$21,110

September 30, 2013	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$56	$—	$280	$336	$49,233	$—	$280	$280
Construction	—	—	—	—	4,897	—	—	—
Commercial:
Commercial business	202	292	120	614	75,644	—	4,246	4,246
Equipment finance leases	—	—	—	—	1,328	—	—	—
Commercial real estate:
Commercial real estate	181	230	44	455	267,560	—	866	866
Multi-family real estate	—	—	27	27	59,755	—	27	27
Construction	—	—	—	—	23,531	—	—	—
Agricultural:
Agricultural real estate	37	—	40	77	82,015	40	11,108	11,148
Agricultural business	6	8	—	14	108,346	—	3,639	3,639
Consumer:
Consumer direct	26	—	5	31	20,727	—	5	5
Consumer home equity	255	156	570	981	61,724	—	1,087	1,087
Consumer OD & reserve	2	1	—	3	3,077	—	—	—
Consumer indirect	—	—	—	—	4	—	—	—
Total	$765	$687	$1,086	$2,538	$757,841	$40	$21,258	$21,298
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(1)	Loans accruing and delinquent greater than 90 days have government guarantees or acceptable loan-to-value ratios.

HF Financial Corp.
Non-GAAP Disclosure Reconciliation
Net Interest Margin to Net Interest Margin-Tax Equivalent Yield
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net interest income	$7,787	$6,776	$7,170	$14,563	$14,518
Taxable equivalent adjustment	142	118	109	259	194
Adjusted net interest income	7,929	6,894	7,279	14,822	14,712
Average interest-earning assets	1,180,826	1,160,714	1,078,895	1,170,771	1,081,096
Net interest margin, TE	2.66%	2.36%	2.68%	2.51%	2.70%